Exhibit 5.1

SANGRA MOLLER LLP

Barristers & Solicitors

1000 Cathedral Place

925 West Georgia Street

Vancouver, British Columbia

Canada V6C 3L2

Telephone: (604) 662-8808

Facsimile: (604) 669-8803

www.sangramoller.com

March 17, 2023

Gold Royalty Corp.

Suite 1830, 1030 West Georgia Street

Vancouver, British Columbia

Canada V6E 2Y3

Dear Sirs / Mesdames:

Re:	Gold Royalty Corp. – Registration Statement on Form F-3

We have acted as Canadian counsel to Gold Royalty Corp. (the “Corporation”), a corporation incorporated under the laws of Canada, in connection with the Registration Statement on Form F-3 (the “Registration Statement”) of the Corporation filed with the Securities and Exchange Commission (“SEC”) under the Securities Act of 1933, as amended (the “Securities Act”) on the date hereof. The Registration Statement registers 8,000,000 common shares of the Corporation (the “Shares”) that may be issued under the Corporation’s dividend reinvestment plan (the “DRIP”).

In so acting, we have examined copies of the Registration Statement, including the prospectus contained therein, the DRIP, the Service Agreement between the Corporation and TSX Trust Company (“TSX Trust”) pursuant to which TSX Trust was appointed as the Corporation’s agent under the DRIP, as well as the following documents (collectively, the “Corporate Documents”): (i) the Corporation’s Articles of Incorporation and by-laws; (ii) records of the Corporation’s corporate proceedings in connection with the Registration Statement; and (iii) a certificate of an officer of the Corporation with respect to certain factual matters. We have also examined copies, certified or otherwise identified to our satisfaction, of such public and corporate records, certificates, instruments and other documents and have considered such questions of law as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed. With respect to the accuracy of factual matters material to this opinion, we have relied upon certificates or comparable documents and representations of public officials and the Corporate Documents, without independent investigation of the matters provided for therein for the purpose of providing this opinion.

In examining all documents and in providing our opinion, we have assumed: (i) the authenticity of all records, documents and instruments submitted to us as originals; (ii) the genuineness of all signatures on all agreements, instruments and other documents submitted to us; (iii) the legal capacity and authority of all persons or entities (other than the Corporation) executing all agreements, instruments or other documents submitted to us; (iv) the authenticity and the conformity to the originals of all records, documents and instruments submitted to us as copies; (v) that the statements contained in the certificates and comparable documents of public officials, officers and representatives of the Corporation and other persons on which we have relied for purposes of this opinion are true and correct; (vi) no order, ruling or decision of any court or regulatory or administrative body is in effect at any relevant time that restricts the issuance of the Shares; (vii) there is no foreign law that would affect the opinion expressed herein; and (viii) the due authorization, execution and delivery of all agreements, instruments and other documents by all parties thereto (other than the due authorization, execution and delivery of each such agreement, instrument and document by the Corporation).

2

SANGRA MOLLER LLP

Based and relying upon the foregoing, and subject to the qualifications, assumptions and limitations expressed herein, we are of the opinion that : (i) the Shares to be issued and sold by the Corporation under the DRIP have been duly authorized and, when issued and sold as contemplated in the DRIP and the Registration Statement, including receipt by the Corporation of payment therefor, will be validly issued as fully paid and non-assessable common shares in the capital of the Corporation; and (ii) subject to the qualifications, assumptions and limitations expressed under the heading “Taxation” set forth under the Registration Statement, the summary set forth in the Registration Statement under the heading “Taxation – Certain Canadian Federal Income Tax Considerations” is a summary of the principal Canadian federal income tax considerations generally applicable to a participant in the DRIP described therein.

Our opinion is limited to the laws of the Province of British Columbia and the federal laws of Canada applicable therein on the date of this opinion. We have not considered, and have not expressed, any opinion with regard to, or as to the effect of, any other law, rule or regulation, state or federal, applicable to the Corporation. In particular, we express no opinion as to United States federal securities laws.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the SEC.

This opinion is furnished solely in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise relied upon for any other purpose. This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. The opinion herein expressed is given and effective as of the date hereof and we undertake no duty to update or supplement such opinion to reflect subsequent factual or legal developments which may come or be brought to our attention.

Yours truly,

/s/ Sangra Moller LLP

SANGRA MOLLER LLP